Exhibit 10.2
                       FIRST AMENDMENT TO
                 ACQUISITION AND MERGER AGREEMENT


     THIS FIRST AMENDMENT TO ACQUISITION AND MERGER AGREEMENT ("First Amendment") dated as of the 16th day of October, 1995, is made and entered into by and among: JOHN H. HARLAND COMPANY ("Buyer"); MARKETING PROFILES, INC. (the "Company" or "Marketing Profiles" or "MPI"); JOHN O. DEAN, JR. (" Dean"); and WENDELL L. BROOKS ("Brooks"; Dean and Brooks each a "Controlling Shareholder" and collectively the "Controlling Shareholders").

               W   I   T   N   E   S   S   E   T   H
     WHEREAS, Buyer, MPI, the Controlling Shareholders, and JH Acquisition Corporation, a wholly owned subsidiary of Buyer, entered into an Acquisition and Merger Agreement dated as of the 7th day of January, 1994, (the " Agreement"), whereby JH Acquisition Corporation was merged into MPI and JH Acquisition Corporation ceased to exist; and
     WHEREAS, Buyer, MPI, and the Controlling Shareholders desire to amend the Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:
     1. Section 2.2 of the Agreement is deleted in its entirety and in its place is inserted the following:
     Section 2.2.  Earn-Out Amount
          (a) As an additional component of the merger consideration as a premium for the Controlling Shares and for the indemnities provided herein by the Controlling Shareholders, there shall be an Earn-Out Amount comprised of the following three components:
               (i) Twenty-two Million Seven Hundred Thousand Dollars ($22, 700,000);
               (ii)  the 1995 Payment (as hereinafter defined); and
               (iii) the 1996 Payment (as hereinafter defined).
          (b)  The 1995 Payment  shall be determined as follows:
               (i) If the "1995 Valuation" (as hereinafter defined) equals Forty Million Seven Hundred Thousand Dollars ($40,700,000), then the 1995 Payment shall equal zero. The 1995 Valuation shall be determined by multiplying "1995 Operating Income" (as hereinafter defined) by seven and four-tenths (7.4).
               (ii) If the 1995 Valuation is less than Forty Million Seven Hundred Thousand Dollars ($40,700,000), then the 1995 Payment shall equal the result of subtracting the 1995 Valuation from Forty Million Seven Hundred Thousand Dollars ($40,700,000), and the 1995 Payment shall be payable to the Buyer.
               (iii) If the 1995 Valuation is greater than Forty Million Seven Hundred Thousand Dollars ($40,700,000), then the 1995 Payment shall equal the result of subtracting Forty Million Seven Hundred Thousand Dollars ($40,700,000) from the 1995 Valuation, and the 1995 Payment shall be payable to Controlling Shareholders.
          (c)  The 1996 Payment shall be determined as follows:
               (i) If the "1996 Valuation" (as hereinafter defined) is greater than the 1995 Valuation, then the 1996 Payment shall equal the result of subtracting the 1995 Valuation from the 1996 Valuation, and the 1996 Payment shall be payable to the Controlling Shareholders. The 1996 Valuation


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shall be determined by multiplying "1996 Operating Income" (as hereinafter defined) by five and ninety-eight one hundredths (5.98).
               (ii) If the 1996 Operating Income is less than the 1995 Operating Income, then the 1996 Payment shall be determined by multiplying (A) five and ninety-eight one hundredths (5.98) by (B) the result of subtracting 1996 Operating Income from 1995 Operating Income, and the 1996 Payment shall be payable to Buyer.
               (iii) If both (A) the 1996 Operating Income equals or is greater than the 1995 Operating Income and (B) the 1996 Valuation is equal to or less than the 1995 Valuation, then the 1996 Payment shall equal zero.
          (d)  The term "Operating Income" for any year (i.e., 1995
Operating Income or 1996 Operating Income) shall mean the Company's earnings from operations before interest and taxes for the twelve-month period ending on December 31 of that particular year computed in accordance with generally accepted accounting principles ("GAAP"), applied in a manner consistent with the "Financial Statements" (as hereinafter defined); provided, however, that:
               (i) Any charge or expense for the amortization of goodwill or amortization of software or research and development arising out of the fact the Buyer has purchased the stock of the Company, pursuant to this Agreement or otherwise, or that the purchase price of the Company is in excess of the net worth of the Company, shall be excluded from the computation.
               (ii)  If there is an election for the Company pursuant to
section 338 of the Internal Revenue Code of 1986, as amended, the computation shall be made as though the election had not been made.
               (iii) Any loss, charge or expense not related to or arising out of the ordinary business operations of the Company ordered by the Buyer shall be excluded from the computation unless the Controlling Shareholders consent to the transaction giving rise to, or the payment or assumption of the obligation to pay, the loss, charge or expense.
               (iv) Any and all expenses paid or incurred by the Company which would not have been so paid or incurred if not for the Merger shall be excluded from the computation.
               (v) No inter-corporate expenses or charges from Buyer or any of its affiliates to the Company shall be included in the computation unless such charges relate to services actually provided which are either (A) approved in writing by the Controlling Shareholders or (B) the amounts assessed do not exceed the lesser of (1) the fully allocated cost of Buyer in providing such services or (2) the amount which the company historically incurred in connection with such services.
               (vi) In the event that the Controlling Shareholders cause revenues to be deferred from the preceding fiscal year until that particular fiscal year or accelerated into that particular fiscal year from the following fiscal year outside of the ordinary and historical course of business of the Company, as determined based on the operations of the Company, an adjustment to the revenues and that particular fiscal year's Operating Income shall be made to reflect the elimination of such revenues and that particular fiscal year's Operating Income shall be made to reflect the elimination of such revenues (the "Revenue Adjustment").
          (e) During fiscal years 1994, 1995, and 1996, the Controlling Shareholders shall have free and unrestricted access to the financial books and records of the Company so long as the Controlling Shareholders are employed by the Company and otherwise shall have full access during normal business hours.
          (f)  During fiscal years 1994, 1995 and 1996, Buyer shall


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cooperate with the Company in maintaining and increasing the Company's earnings from operations, and shall provide adequate working capital to the Company.
          (g) On or before April 15, 1996, Buyer shall prepare and provide Controlling Shareholders with a statement determining the 1995 Operating Income and calculating the 1995 Payment in accordance with the provisions of this Section 2.2 (the "Preliminary Statement"). The Controlling Shareholders shall have the right to request in writing on or before September 30, 1996, that the Preliminary Statement be audited by the independent accounting firm performing the annual audit for the Buyer. If such request is timely made, the Preliminary Statement shall be so audited with the Controlling Shareholders and the Buyer sharing equally the incremental expense of such audit charged to the Buyer. Controlling Shareholders shall then be afforded the opportunity to review the underlying financial records and work papers pertaining to the Preliminary Statement. If the Controlling Shareholders shall fail to object as specified herein to the determination and calculation as set forth in the Preliminary Statement within twenty (20) business days of receipt of such Preliminary Statement, then the determination of the 1995 Operating Income and the calculation of the 1995 Payment set forth on such Preliminary Statement shall be deemed to be final, conclusive and binding for the purposes of this Agreement. If the Controlling Shareholders shall provide Buyer with a written notice of disagreement with any values set forth in the Preliminary Statement within the aforementioned twenty (20) business days, then Buyer and the Controlling Shareholders shall negotiate in good faith for a period not to exceed five (5) business days to resolve such dispute. If, at the expiration of such five-day negotiation period, Buyer and the Controlling Shareholders are unable to resolve such disagreement, then Buyer and the Controlling Shareholders shall jointly engage a nationally recognized accounting firm mutually satisfactory to Buyer and the Controlling Shareholders (the "Independent Accountant") and shall jointly instruct such Independent Accountant to determine and resolve only those issues still in dispute. The Independent Accountant shall issue its determination within thirty (30) days of the submission of the dispute, which determination shall be set forth in a written statement delivered to Controlling Shareholders and Buyers and shall be final, conclusive and binding on Controlling Shareholders and Buyer.
          (h) On or before April 15, 1997, Buyer shall prepare and provide Controlling Shareholders with a statement determining the 1996 Operating Income and calculating the 1996 Payment in accordance with the provisions of this Section 2.2 (the "Preliminary Statement"). The Controlling Shareholders shall have the right to request in writing on or before September 30, 1997, that the Preliminary Statement be audited by the independent accounting firm performing the annual audit for the Buyer. If such request is timely made, the Preliminary Statement shall be so audited with the Controlling Shareholders and the Buyer sharing equally the incremental expense of such audit charged to the Buyer. Controlling Shareholders shall then be afforded the opportunity to review the underlying financial records and work papers pertaining to the Preliminary Statement. If the Controlling Shareholders shall fail to object as specified herein to the determination and calculation as set forth in the Preliminary Statement within twenty (20) business days of receipt of such Preliminary Statement, then the determination of the 1996 Operating Income and the calculation of the 1996 Payment set forth on such Preliminary Statement shall be deemed to be final, conclusive and binding for the purposes of this Agreement. If the Controlling Shareholders shall provide


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Buyer with a written notice of disagreement with any values set forth in the
Preliminary Statement within the aforementioned twenty (20) business days, then Buyer and the Controlling Shareholders shall negotiate in good faith for a period not to exceed five (5) business days to resolve such dispute. If, at the expiration of such five-day negotiation period, Buyer and the Controlling Shareholders are unable to resolve such disagreement, then Buyer and the Controlling Shareholders shall jointly engage a nationally recognized accounting firm mutually satisfactory to Buyer and the Controlling Shareholders (the "Independent Accountant") and shall jointly instruct such Independent Accountant to determine and resolve only those issues still in dispute. The Independent Accountant shall issue its determination within thirty (30) days of the submission of the dispute, which determination shall be set forth in a written statement delivered to Controlling Shareholders and Buyers and shall be final, conclusive and binding on Controlling Shareholders and Buyer.
     2. Paragraph (b) of Section 2.3 of the Agreement is deleted in its entirety and in its place is inserted the following:
          (b)  The Earn-Out Amount shall be paid in three components:
               (i) On or before October 31, 1995, Buyer shall pay Twenty-two Million Seven Hundred Thousand Dollars ($22,700,000) to the Controlling Shareholders.
               (ii) Promptly after the determination of 1995 Operating Income and the calculation of the 1995 Payment have been finally resolved in accordance with the procedures set forth in Section 2.2, above, the 1995 Payment shall be paid as follows:
                    A. If the 1995 Payment equals zero, no payment shall be made;
                    B. If the 1995 Payment is owed to the Controlling Shareholders, Buyer shall pay the 1995 Payment to the Controlling Shareholders; and
                    C. If the 1995 Payment is owed to the Buyer, the Controlling Shareholders shall pay the 1995 Payment to the Buyer.
               (iii) Promptly after the determination of 1996 Operating Income and the calculation of the 1996 Payment have been finally resolved in accordance with the procedures set forth in Section 2.2, above, the 1996 Payment be paid as follows:
                    A. If the 1996 Payment equals zero, no payment shall be made.
                    B. If the 1996 Payment is owed to the Controlling Shareholders, Buyer shall pay the 1996 Payment to the Controlling Shareholders; and
                    C. If the 1996 Payment is owed to the Buyer, the Controlling Shareholders shall pay the 1996 Payment to the Buyer.
               (iv) Any component of the Earn-Out Amount owed by Buyer to the Controlling Shareholders shall be paid by wire transfer of immediately available funds to the accounts of the Controlling Shareholders or by Buyer's delivering certified or cashier's checks payable to the order of each Controlling Shareholder, in an amount equal to that component of the Earn-Out Amount to be paid multiplied by the percentage set forth opposite such Controlling Shareholder's name below:

                    Controlling Shareholder   Percentage
                    John O. Dean           51.1756%
                    Wendell L. Brooks       48.8244%

Each Controlling Shareholder hereby acknowledges that payment of any component


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of the Earn-Out Amount, if any, is subject to possible reduction through the exercise of Buyer's right of offset as set forth in Section 5.5 herein.
               (v) Any component of the Earn-Out Amount owed by the Controlling Shareholders to the Buyer shall be paid by the Controlling Shareholder's delivering certified or cashier's checks payable to the order of Buyer in an amount equal to that component of the Earn-Out Amount to be paid.

     3. Section 5.3 of the Agreement is amended by adding the following to the end of Section 5.3:
          The Controlling Shareholders' obligations to indemnify, defend, save, and hold harmless the Buyer Indemnified Parties shall expire on January 6, 1997, except as to any specific matter as to which a specific claim is submitted in writing to the Controlling Shareholders prior to January 6, 1997, and identified as a claim for indemnification pursuant to this Agreement; provided, however, any representations, warranties, covenants, and agreements pertaining to local, state, and federal tax liabilities shall survive until the expiration of the applicable statute of limitations and provided further that the Controlling Shareholders' obligations to indemnify, defend, save, and hold harmless the Buyer Indemnified Parties from claims arising from local, state, and federal tax liabilities shall extend into the future without limitation, but the Controlling Shareholders shall have no further obligation to indemnify, defend, save, and hold harmless the Buyer Indemnified Parties from claims arising from local, state, and federal tax liabilities once the Controlling shareholders have paid Indemnifiable Damages relating to such claims arising from local, state, and federal tax liabilities in the amount of Five Hundred Thousand Dollars ($500,000).

     IN WITNESS WHEREOF, this First Amendment to Acquisition and Merger Agreement has been signed by or on behalf of each of the parties as of the date first above written.




                              JOHN O. DEAN, JR.


                              WENDELL L. BROOKS



                              JOHN H. HARLAND COMPANY

                              By:   Robert R. Woodson
                              Title: Chairman, President & CEO




                              MARKETING PROFILES, INC.

                              By:   John O. Dean
                              Title: Chief Executive Officer


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